Exhibit 32.2

Certification of Chief Financial Officer Pursuant to Section 906 of the

Sarbanes-Oxley Act of 2002

I, Gregory A. White, Executive Vice President and Chief Financial Officer of First Connecticut Bancorp, Inc., a Maryland corporation (the “Company”), certify in my capacity as an officer of the Company that I have reviewed the annual report on Form 10-K for the year ended December 31, 2016 (the “Report”) and that to the best of my knowledge:

1.	the Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 13, 2017	/s/ Gregory A. White
Gregory A. White
Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished solely pursuant to 12 U.S.C. Section 1350 and is not being filed as part of the report or as a separate disclosure.